As filed with the Securities and Exchange Commission on July 16, 2014

Registration No. 333-197055

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MoneyGram International, Inc.

(And the guarantors identified in the Table of Subsidiary Guarantor Registrants below)

(Exact Name of Registrant as Specified in its Charter)

Delaware	16-1690064
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

2828 N. Harwood Street, 15th Floor

Dallas, Texas 75201

(214) 999-7552

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

F. Aaron Henry

Executive Vice President, General Counsel and Corporate Secretary

MoneyGram International, Inc.

2828 Harwood Street, 15th Floor

Dallas, Texas 75201

(214) 999-7552

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan J. Bogdanow

Vinson & Elkins L.L.P.

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201

(214) 220-7700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Common Stock, par value $0.01 per share	(3)	(5)
Preferred Stock, par value $0.01 per share	(3)	(5)
Depositary Shares	(3)	(5)
Debt Securities(1)	(3)	(5)
Guarantees of Debt Securities(2)	(3)	(5)		(9)
Warrants	(3)	(5)
Rights	(3)	(5)
Units	(3)	(5)
Total Primary			$500,000,000(8)	$0(10)
Secondary Offering:
Common Stock, par value $0.01 per share	32,676,220(4)	$14.68(6)	$479,686,909.60(6)	$0(10)
Series D Participating Convertible Preferred Stock, par value $0.01 per share	71,281.9038	(7)	$130,802,235.12(7)	(11)
Total Secondary			$610,489,144.72	$0
Total				$0

(1)	If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $500,000,000, less the dollar amount of any registered securities previously issued.
(2)	See Table of Subsidiary Guarantor Registrants below.
(3)	There are being registered hereunder, in each case as may from time to time be sold, an indeterminate number of shares of Common Stock, an indeterminate number of shares of Preferred Stock, an indeterminate number of Depositary Shares, an indeterminate aggregate principal amount of Debt Securities, an indeterminate aggregate principal amount of Guarantees of Debt Securities, an indeterminate number of Warrants, an indeterminate number of Rights and an indeterminate number of Units. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of Common Stock and shares of Preferred Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. This registration statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder.
(4)	Includes 8,910,234 shares of Common Stock issuable upon the conversion of the Series D Participating Convertible Preferred Stock (the “Series D Stock”).
(5)	The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the registrants in connection with the issuance of the securities registered hereunder and is not specified pursuant to General Instruction II.D. of Form S-3.
(6)	Estimated solely for the purpose of calculating the registration fee based on the average of the high and low prices reported for the Common Stock on the NASDAQ Global Select Market on June 24, 2014, pursuant to Rule 457(c) under the Securities Act.
(7)	The proposed offering price is based on the number of shares of Common Stock issuable upon the conversion of the shares of the Series D Stock being registered and, pursuant to Rule 457(c) under the Securities Act, the average of the high and low prices reported for the Common Stock on the NASDAQ Global Select Market on June 24, 2014. The number of shares of Common Stock issuable upon the conversion of the shares of the Series D Stock being registered is 8,910,234, and the average of the high and low prices reported for the Common Stock on the NASDAQ Global Select Market on June 24, 2014 was $14.68.
(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(9)	Pursuant to Rule 457(n) under the Securities Act, no separate fee filing fee is required for the Guarantees of Debt Securities.
(10)	The securities registered pursuant to this registration statement include only securities previously registered on the Registration Statement on Form S-3 (File Number 333-171151) originally filed with the Securities and Exchange Commission on December 14, 2010, amended on May 16, 2011 and declared effective on July 7, 2011 (the “Prior Registration Statement”) that have not been issued and sold by the registrants or selling stockholders named therein. The Prior Registration Statement registered (a) an indeterminate number of shares of Common Stock, shares of Preferred Stock, Debt Securities, Depositary Shares, Guarantees of Debt Securities, Warrants, Rights and Units with an aggregate offering price not to exceed $500,000,000 (the “Previously Registered Primary Securities”) for sale by MoneyGram International, Inc. and the subsidiary guarantor registrants named therein and (b) 568,087,162 shares of Common Stock and 173,190 shares of Series D Stock (the “Previously Registered Secondary Securities”) for sale by the selling stockholders named therein. Subsequent to the Prior Registration Statement being declared effective, on November 14, 2011, MoneyGram International, Inc. effected a reverse stock split of the Common Stock at a ratio of 1-for-8. As of the filing date of this registration statement, all of the Previously Registered Primary Securities remain unsold and of the Previously Registered Secondary Securities, 32,676,220 shares of Common Stock and 71,281.9038 shares of Series D Stock remain unsold. All such unsold securities (the “Previously Registered Unsold Securities”) have been included in this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act (“Rule 415(a)(6)”), the filing fee of $35,650.00 relating to the Previously Registered Primary Securities and the filing fee of $49,019.69 relating to the unsold portion of the Previously Registered Secondary Securities, both of which were previously paid in connection with the Prior Registration Statement, are being applied to the filing fees for such securities registered in this registration statement.

Pursuant to Rule 415(a)(5) under the Securities Act, the registrants and the selling stockholders may continue to offer and sell the Previously Registered Unsold Securities under the Prior Registration Statement until the earlier of the effective date of this Registration Statement and January 2, 2015, and the offering of the Previously Registered Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, any Previously Registered Unsold Securities are sold pursuant to the Prior Registration Statement, the registrants will identify in a pre-effective amendment to this registration statement the updated amount of Previously Registered Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Previously Registered Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(11)	All shares of the Series D Stock being registered are convertible into shares of Common Stock, with no additional consideration to be received by the registrants in connection with the exercise of the conversion privilege. Consistent with Rule 457(i) under the Securities Act, because the filing fee for all of the shares of Common Stock into which such shares of the Series D Stock are convertible has been paid, no separate filing fee is being paid for such shares of the Series D Stock.

Table of Subsidiary Guarantor Registrants

Exact Name of Registrant as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
MoneyGram of New York, LLC	Delaware	13-3984404
MoneyGram Payment Systems Worldwide, Inc.	Delaware	41-0186972
MoneyGram Payment Systems, Inc.	Delaware	84-1327808

Note: The address of each of the subsidiary guarantor registrants is 2828 N. Harwood Street, 15th Floor, Dallas, TX 75201, and the telephone number for each is (214) 999-7552. Each of the subsidiary guarantor registrants has the same agent for service as MoneyGram International, Inc.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement includes two separate forms of prospectus:

•	The first prospectus relates to the offer and sale, from time to time, by MoneyGram International, Inc. (“MoneyGram”) of its common stock, preferred stock, depositary shares, warrants, rights, units and debt securities (and any related guarantees by the subsidiary guarantors named in the Table of Subsidiary Guarantor Registrants); and

•	The second prospectus relates to the offer and sale, from time to time, of (a) (i) common stock of MoneyGram by certain affiliates or co-investors of Thomas H. Lee Partners, L.P., (ii) common stock of MoneyGram by certain affiliates of Goldman, Sachs & Co. (collectively, “Goldman Sachs”), and (iii) common stock of MoneyGram that may be issued upon the conversion of Goldman Sachs’ shares of Series D Participating Convertible Preferred Stock of MoneyGram (the “Series D Stock”) by Goldman Sachs, and (b) the Series D Stock by Goldman Sachs.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION. DATED JULY 16, 2014

PRELIMINARY PROSPECTUS

MoneyGram International, Inc.

$500,000,000

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Guarantees of Debt Securities

Warrants

Rights

Units

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a shelf registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. The debt securities described in this prospectus may be fully and unconditionally guaranteed by one or more of our subsidiaries.

We may offer and sell these securities directly or to or through underwriters, agents or dealers at prevailing market prices or at prices different from prevailing market prices. See “Plan of Distribution” on page 30. The supplements to this prospectus will describe the terms of any particular plan of distribution, including names of any underwriters, agents or dealers.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with documents we incorporate by reference before you invest in our securities. The prospectus supplements will contain more specific information about the offering and the securities being offered. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to carry out sales of securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “MGI.” The last reported sales price of our common stock on July 15, 2014 was $13.94. We have not yet determined whether any of the other securities we are registering hereby will be listed on any exchange, interdealer quotation system or over-the-counter system. If we decide to seek a listing for any of our other securities, we will disclose that in a prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 and the risk factors incorporated herein by reference. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2014.

All references in this prospectus to “MoneyGram,” “we,” “us,” “our” and “our company” are to MoneyGram International, Inc. and not to our consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process on Form S-3. Under this shelf registration, we may sell the securities described in this prospectus. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC’s website at http://www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. If information in the prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” before you invest.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since those dates.

Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.

We also make available free of charge on our Internet website at http://www.moneygram.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed on March 3, 2014;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, filed on May 2, 2014;

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•	our Current Reports on Form 8-K filed on February 11, 2014, February 24, 2014, March 31, 2014, April 3, 2014 and May 12, 2014 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K);

•	our Definitive Proxy Statement on Schedule 14A, filed on April 1, 2014; and

•	the description of our common stock contained in our registration statement on Form 10, which we filed with the SEC on December 29, 2003, and any amendment or report filed for the purpose of updating this description.

These reports contain important information about us, our financial condition and our results of operations.

We also are incorporating by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K, after the date of this prospectus and before the filing of a post-effective amendment to the registration statement of which this prospectus is a part that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes more dated information. Please note that we have not incorporated by reference a description of our Series D Participating Convertible Preferred Stock (the “Series D Stock”) because such a description was not filed pursuant to Section 12 of the Exchange Act.

You can obtain a copy of any documents that are incorporated by reference in this prospectus or any prospectus supplement at no cost, by writing or telephoning us at:

Corporate Secretary

MoneyGram International, Inc.

2828 N. Harwood Street, 15th Floor

Dallas, Texas 75201

(214) 999-7552

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus or any prospectus supplement may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) with respect to the financial condition, results of operations, plans, objectives, future performance and business of MoneyGram and its subsidiaries. Statements preceded by, followed by or that include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan,” “should,” “could,” “would,” “goals” or similar expressions are intended to identify some of the forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by these forward-looking statements due to, among other things, the risks and uncertainties described in this prospectus, “Part I. Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 and “Part II. Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014. These forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update publicly or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise, except as required by federal securities law.

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SUMMARY

MoneyGram is a leading global money transfer and payment services company operating in over 339,000 agent locations in more than 200 countries and territories. Our major products include global money transfers, bill payment services, money order services and official check processing. As an alternative financial services provider, our primary consumers are unbanked or underbanked consumers. Unbanked consumers do not have a relationship with a traditional financial institution. Underbanked consumers are not fully served by traditional financial institutions. Other consumers who use our services are convenience users and emergency users who may use traditional banking services, but prefer to use our services based on convenience, cost or to make emergency payments or transfers. We primarily offer services through third-party agents, including retail chains, independent retailers, post offices and other financial institutions. We continue to be an innovator in the industry by diversifying our core money transfer revenue through new channels, such as online, mobile, kiosks and other self-service channels.

Corporate Information

Our principal executive offices are located at 2828 N. Harwood Street, 15th Floor, Dallas, Texas 75201, and our telephone number is (214) 999-7552. Our website address is www.moneygram.com. The information on or accessible through our website is not incorporated by reference into or otherwise made part of this prospectus.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider all of the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement before deciding whether to purchase our securities. In particular, you should carefully consider the risk factors described below, the risk factors included in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, and the risk factors that may be included in any applicable prospectus supplement, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in any such reports or documents and cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference. If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

Our board of directors has the power to issue series of preferred stock and to designate the rights and preferences of those series, which could adversely affect the voting power, dividend, liquidation and other rights of holders of our common stock.

Under our certificate of incorporation, our board of directors has the power to issue series of preferred stock and to designate the rights and preferences of those series. Therefore, our board of directors may designate a new series of preferred stock with the rights, preferences and privileges that the board of directors deems appropriate, including special dividend, liquidation and voting rights. The creation and designation of a new series of preferred stock could adversely affect the voting power, dividend, liquidation and other rights of holders of our common stock and, possibly, any other class or series of stock that is then in existence.

Except for our common stock, there is no public market for the securities that we may offer using this prospectus.

Except for our common stock, no public market exists for the securities that we may offer using this prospectus, and we cannot assure the liquidity of any market that may develop, the ability of the holders to sell their securities, or the price at which the securities may be sold. Our common stock is traded on the NASDAQ Global Select Market. We do not intend to apply for listing of any other securities that we may offer using this prospectus on any securities exchange. Future trading prices of the securities will depend on many factors including, among others, prevailing interest rates, our operating results and the market for similar securities.

The market price of our common stock may be volatile.

The market price of our common stock may fluctuate significantly in response to a number of factors, some of which may be beyond our control. These factors include the perceived prospects or actual operating results of our business; changes in estimates of our operating results by analysts, investors or our management; our actual operating results relative to such estimates or expectations; actions or announcements by us or our competitors; litigation and judicial decisions; legislative or regulatory actions; and changes in general economic or market conditions. In addition, the stock market in general has from time to time experienced extreme price and volume fluctuations. These market fluctuations could reduce the market price of our common stock for reasons unrelated to our operating performance.

Our charter documents and Delaware law contain provisions that could delay or prevent an acquisition of our company, which could inhibit our stockholders’ ability to receive a premium on their investment from a possible sale of our company.

Our charter documents contain provisions that may discourage third parties from seeking to acquire our company. These provisions and specific provisions of Delaware law relating to business combinations with interested stockholders may have the effect of delaying, deterring or preventing a merger or change in control of our company. Some of these provisions may discourage a future acquisition of our company even if stockholders would receive an attractive value for their shares or if a significant number of our stockholders believed such a proposed transaction to be in their best interests. As a result, stockholders who desire to participate in such a transaction may not have the opportunity to do so.

Our debt securities are effectively subordinated to the obligations of our subsidiaries.

We conduct our operations through our subsidiaries. Even if our debt securities are unsubordinated obligations, they will be effectively subordinated to all liabilities of our subsidiaries that do not guarantee such debt securities to the extent of their assets. Our subsidiaries are separate and distinct legal entities and, unless they guarantee our debt securities, have no obligation to pay any amounts due under our indebtedness, including our debt securities, or to make any funds available to us, whether by paying dividends or otherwise, so that we can do so.

The Indentures governing debt securities that we may offer using this prospectus do not limit the amount of indebtedness that we may incur.

The Indentures, which are defined and described below under the heading “Description of Debt Securities,” do not limit the amount of secured or unsecured indebtedness that we may incur. The Indentures do not contain any debt covenants or provisions that would afford the holders of our debt securities protection in the event we participate in a highly leveraged transaction.

Any debt securities that we may issue could contain covenants that may restrict our ability to operate, obtain financing or pay dividends, and our noncompliance with one of these restrictive covenants could lead to a default on those debt securities and any other indebtedness.

If we issue debt securities covered by this prospectus or any future indebtedness, those securities or future indebtedness may be subject to restrictive covenants, some of which may limit the way in which we can operate our business and significantly restrict our ability to incur additional indebtedness or to issue preferred stock or pay dividends. Noncompliance with any covenants under that indebtedness, unless cured, modified or waived, could lead to a default not only with respect to that indebtedness, but also under any other indebtedness that we may incur. If this were to happen, we might not be able to repay or refinance all of our debt.

If we issue a large amount of debt, it may be more difficult for us to obtain financing and will increase the cost of our debt.

The issuance of debt securities could increase our debt-to-equity ratio or leverage, which may in turn make it more difficult for us to obtain future financing. In addition, the issuance of any debt securities will increase the amount of interest we will need to pay, except to the extent that the proceeds from the issuance of debt securities are used to repay other outstanding indebtedness. Finally, our level of indebtedness, and in particular any significant increase in it, may make us more vulnerable if there is a downturn in our business or the economy.

THE SUBSIDIARY GUARANTORS

Certain of our subsidiaries, which we refer to as the “Subsidiary Guarantors” in this prospectus, may fully and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. If we issue a series of debt securities guaranteed by any of our subsidiaries, we will identify the specific subsidiary or subsidiaries and describe the particular terms of any guarantees of such series in the applicable prospectus supplement.

Financial information relating to our Subsidiary Guarantors and any non-guarantor subsidiaries has been included in our consolidated financial statements filed as part of our periodic reports filed pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.

Additional information concerning our subsidiaries and us is included in reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities for general corporate purposes, which may include, among other things, working capital, capital expenditures, debt repayment, the financing of possible acquisitions or stock repurchases. We may provide additional information on the use of the net proceeds from the sale of securities in an applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES AND TO FIXED CHARGES AND PREFERRED DIVIDEND REQUIREMENTS

Our consolidated ratios of earnings to fixed charges and of earnings to fixed charges and preferred dividend requirements for the periods indicated are as follows:

	Three Months Ended March 31, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges	3.74	2.71	0.88	1.45	1.56	0.80
Ratio of Earnings to Fixed Charges and Preferred Dividend Requirements	3.74	2.71	0.88	0.94	0.55	0.31

For purposes of computing the ratios, earnings consist of consolidated income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest on long-term debt, amortization of debt expense, premium and discount, and the portion of interest expense on operating leases we believe to be representative of the interest factor. Preferred stock dividend requirements represents an amount equal to income, before tax, which would be required to meet the dividends on preferred stock.

The dollar amount of the deficiency in earnings available for fixed charges for the fiscal years ended December 31, 2009 and 2012 was approximately $22.3 million and $8.9 million, respectively. The dollar amount of the deficiency in earnings available for fixed charges and preferred dividend requirements for the fiscal years ended December 31, 2009, 2010, 2011 and 2012 was approximately $192.0 million, $133.9 million, $7.8 million and $8.9 million, respectively.

DESCRIPTION OF COMMON STOCK

This section summarizes the general terms of our common stock. The following description is only a summary and does not purport to be complete and is qualified by reference to our Amended and Restated Certificate of Incorporation, as amended (our “certificate of incorporation”), and our bylaws, as amended (our “bylaws”). Our certificate of incorporation and bylaws have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Documents Incorporated by Reference” for information on how to obtain copies.

General

Our certificate of incorporation currently authorizes the issuance of two classes of shares:

•	common stock, par value $0.01 per share (162,500,000 shares authorized), and

•	preferred stock, par value $0.01 per share (7,000,000 shares authorized).

As of May 31, 2014, there were 54,603,573 shares of our common stock outstanding.

Our board of directors is authorized to provide for the issue, from time to time, of preferred stock in series and, as to each series, to establish the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of those shares and the qualifications, limitations and restrictions of those shares. As a result, our board of directors could, without stockholder approval, authorize the issuance of preferred stock with dividend, redemption or conversion provisions that could have an adverse effect on the availability of earnings for distribution to the holders of our common stock, or with voting, conversion or other rights that could proportionately reduce, minimize or otherwise adversely affect the voting power and other rights of holders of our common stock. See “Description of Preferred Stock.”

Our common stock is not entitled to any conversion or redemption rights. Holders of our common stock do not have any preemptive right or other subscription rights to subscribe for additional securities we may issue. Our outstanding common stock is, and any newly issued common stock will be, fully paid and non-assessable. The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

Dividend Rights

Subject to the prior dividend rights of the holders of any preferred stock and the other limitations set forth in the following paragraph, dividends may be declared by our board of directors and paid from time to time on outstanding shares of our common stock from any funds legally available therefor.

We and our subsidiaries are parties to agreements pursuant to which we borrow money, and certain covenants in these agreements limit our ability to pay dividends or other distributions with respect to our common stock or to repurchase common stock. In addition, we and our subsidiaries may become parties to future agreements that contain such restrictions.

Voting Rights

The holders of our common stock have voting rights and are entitled to one vote for each share held. There are no cumulative voting rights.

Liquidation Rights

Upon any liquidation, dissolution or winding up of our company, the holders of our common stock shall be entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Certain Provisions of Our Certificate of Incorporation and Bylaws

Some provisions of our certificate of incorporation and bylaws could make the acquisition of control of our company and/or the removal of our existing management more difficult, including those that provide as follows:

•	subject to the rights of holders of any series or class of stock as set forth in our certificate of incorporation, our board of directors fixes the size of the board of directors within certain limits, may create new directorships and may appoint new directors to serve until the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified. The board of directors (or its remaining members, even though less than a quorum) also may fill vacancies on the board of directors occurring for any reason for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified;

•	our board of directors may issue preferred stock without any vote or further action by the stockholders;

•	subject to the rights of holders of any series or class of stock as set forth in our certificate of incorporation, special meetings of stockholders may be called only by our chairman or board of directors, and not by our stockholders;

•	our board of directors may adopt, amend, alter or repeal our bylaws without a vote of the stockholders;

•	subject to the rights of holders of any series or class of stock as set forth in our certificate of incorporation, all stockholder actions must be taken at a regular or special meeting of the stockholders and cannot be taken by written consent without a meeting;

•	we have advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, which generally require that stockholder proposals and nominations be provided to us between 90 and 120 days before the anniversary of our last annual meeting in order to be properly brought before a stockholder meeting; and

•	certain business combinations with an “interested stockholder” (defined in our certificate of incorporation as a holder of 10% or more of our outstanding voting stock) must be approved by holders of 66 2/3% of the voting power of shares not owned by the interested stockholder, unless the business combination is approved by certain “continuing directors” (as defined in our certificate of incorporation) or meets certain requirements regarding price and procedure.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. They are also designed to encourage persons seeking to acquire control of MoneyGram to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and that these benefits outweigh the disadvantages of discouraging the proposals. Negotiating with the proponent could result in an improvement of the terms of the proposal.

Section 203 of the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	the board of directors approved the transaction in which the stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors or officers and shares held by certain employee stock plans; and

•	the business combination is approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder at a stockholder meeting, and not by written consent.

However, this business combination prohibition may be negated by certain actions, including pursuant to the following:

•	if we, with the support of a majority of our continuing directors, propose at any time another merger or sale or do not oppose another tender offer for at least 50% of our shares, the interested stockholder is released from the three-year prohibition and free to compete with that other transaction; or

•	our stockholders may choose to amend our certificate of incorporation to opt out of Section 203 of the Delaware General Corporation Law at any time by a vote of at least a majority of its outstanding voting power; provided that, the amendment to opt out of Section 203 will not be effective until 12 months after the adoption of such amendment.

Under Section 203 of the Delaware General Corporation Law, a business combination generally includes a merger, asset or stock sale, loan, substantial issuance of stock, plan of liquidation, reincorporation or other transaction resulting in a financial benefit to the interested stockholder. In general, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock.

DESCRIPTION OF PREFERRED STOCK

This section summarizes the general terms and provisions of our existing preferred stock and the preferred stock that we may offer using this prospectus. This section is only a summary and does not purport to be complete. You must look at our certificate of incorporation and the relevant certificate of designations for a full understanding of all the rights and preferences of any series of our preferred stock. Our certificate of incorporation and the certificates of designations have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Documents Incorporated by Reference” for information on how to obtain copies.

With respect to preferred stock that we may offer using this prospectus, a prospectus supplement will describe the specific terms of any particular series of preferred stock offered under that prospectus supplement, including any of the terms in this section that will not apply to that series of preferred stock, and any special considerations, including tax considerations, applicable to investing in that series of preferred stock.

General

Under our certificate of incorporation, our board of directors has the authority to issue up to 7,000,000 shares of preferred stock in one or more series and to determine the rights, preferences, privileges and restrictions of the preferred stock. The rights, preferences, privileges and restrictions on different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and purchase funds and other matters. We have designated 200,000 shares of preferred stock as Series D Stock. As of May 31, 2014, there were 71,281.9038 shares of our Series D Stock issued and outstanding.

Preferred Stock We May Issue Under this Prospectus

The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific designations and rights will be described in the prospectus supplement, including the following terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible into or exchangeable for shares of our common stock, another series of preferred stock or debt securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designations relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the certificate of designations as an exhibit or incorporate it by reference.

Our board of directors can, without stockholder approval, issue one or more series of preferred stock. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors may adopt resolutions to determine the number of shares of each series and the rights, preferences and limitations of each series, including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any wholly unissued series of preferred stock, the number of shares constituting each series and the terms and conditions of issue. Under certain circumstances, preferred stock could restrict dividend payments to holders of our common stock.

Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable.

Series D Stock

The following is only a summary of the material terms of our Series D Stock and does not purport to be complete and is qualified by reference to the Amended and Restated Certificate of Designations, Preferences and Rights of Series D Participating Convertible Preferred Stock of MoneyGram International, Inc. filed with the Secretary of State of the State of Delaware (the “Series D Certificate of Designations”). The Series D Certificate of Designations was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 23, 2011 and is incorporated herein by reference. See “Where You Can Find More Information” and “Documents Incorporated by Reference” for information on how to obtain a copy.

Rank. Our Series D Stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, (i) on a parity with our common stock, except as described below under “— Series D Stock — Liquidation,” and (ii) junior to all other class or series of our equity securities that we have issued or will issue that by its terms ranks senior to our Series D Stock.

Dividends. The record holders of our Series D Stock are entitled to participate equally and ratably with the holders of our common stock in all dividends and distributions paid on such shares as if, immediately prior to such payment, each outstanding share of our Series D Stock were converted into shares of our common stock in the manner described below under “— Series D Stock — Conversion.” Dividends are payable to record holders of our Series D Stock as they appear in our records at the close of business on the applicable record date, which is the same day as the record date for the payment of dividends to the holders of shares of our common stock.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the record holders of our Series D Stock will be entitled to be paid out of our assets or proceeds therefore legally available for distribution to our stockholders, subject to the rights of any of our creditors, a liquidation preference equal to the sum of (i) $0.01 per share and (ii) the payment such holders would have received had such holders, immediately prior to such liquidation, dissolution or winding up, converted their shares of our Series D Stock into shares of our common stock in the manner described below under “— Series D Stock — Conversion.”

After payment of the full amount of the liquidating distributions to which they are entitled, such record holders will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation or other entity will not be deemed to constitute the liquidation, dissolution or winding-up of our affairs.

Redemption. Our Series D Stock is not redeemable at either our option or the holder’s option.

Conversion. Each holder of shares of our Series D Stock has the right, at such holder’s option and upon providing us with a written notice, to convert any or all of such holder’s shares of our Series D Stock into fully paid and non-assessable shares of our common stock unless such conversion would (a) require prior notice or approval under any state laws relating to money transmission or the sale of checks or (b) result in a number of shares of our common stock to be issued that would exceed the number of shares of our common stock authorized for issuance. The number of shares of our common stock into which each share of the Series D Stock is convertible will be determined by multiplying each share of the Series D Stock by the conversion ratio, which is 125 but subject to adjustments as discussed below (the “Conversion Ratio”). We will not issue fractional shares of common stock upon conversion; instead, we will pay cash for each fractional share based upon the market price of the common stock on the date of conversion. Notwithstanding the foregoing, affiliates of Goldman, Sachs & Co. (“Goldman Sachs”) and any person who receives shares of our Series D Stock from Goldman Sachs are not entitled to convert their shares of our Series D Stock into our common stock unless such shares of Series D Stock were transferred to such person in a “Widely Dispersed Offering,” in which case such transferred shares shall automatically convert into common stock. A “Widely Dispersed Offering” means (i) a widespread public distribution, (ii) a transfer to an underwriter for the purpose of conducting a widespread public distribution, (iii) a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of MoneyGram, or (iv) a transfer to a transferee that would control more than 50% of the voting securities of MoneyGram without any transfer from Goldman Sachs, any holders of shares of our Series D Stock who received such shares by means other than a Widely Dispersed Offering or their respective affiliates.

In the event we subdivide, combine or reclassify the outstanding shares of our common stock, the Conversion Ratio will be adjusted to the number obtained by multiplying the Conversion Ratio by a fraction, the numerator of which will be the number of shares of our common stock outstanding immediately following such action, and the denominator of which will be the number of shares of our common stock outstanding immediately prior to such action.

Business Combination. In the event of any reorganization, merger or similar business combination transaction (“Business Combination”) or the reclassification of our common stock, each holder of a share of our Series D Stock then outstanding will have the right thereafter to exchange such share for the kind and amount of securities, cash and other property, if any, receivable upon the Business Combination or reclassification by a holder of the number of shares of our common stock into which a share of our Series D Stock would have been convertible immediately prior to the Business Combination or reclassification.

Voting Rights. In general, the holders of the shares of our Series D Stock are entitled to vote with the holders of our common stock on an as-converted basis as one class on all matters submitted for a vote of holders of our common stock, except that shares of our Series D Stock held by Goldman Sachs are not entitled to vote with the holders of our common stock. Additionally, with respect to an amendment, alteration or repeal of any provision of the Series D Certificate of Designations in a manner that would adversely affect the preferences, rights, privileges and powers of our Series D Stock, the written consent or affirmative vote by holders of at least a majority of the outstanding shares of our Series D Stock will be needed.

Listing. Our Series D Stock is not listed on any securities exchange.

Miscellaneous

We will at all times reserve and keep available out of our authorized and unissued common stock, solely for issuance upon the conversion of our Series D Stock, that number of shares of common stock as shall from time to time be issuable upon the conversion of all the shares of our Series D Stock then outstanding. Our Series D Stock converted into our common stock or otherwise reacquired by us will resume the status of authorized and unissued shares of our preferred stock, undesignated as to series, and will be available for subsequent issuance.

Certain Provisions of Our Certificate of Incorporation and Bylaws

For a description of some additional provisions of our certificate of incorporation and bylaws, see “Description of Common Stock — Certain Provisions of Our Certificate of Incorporation and Bylaws.”

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represents a fraction of a share of a particular series of preferred stock. The applicable prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank depositary. The phrase “bank depositary” means a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of the preferred stock in connection with our liquidation, dissolution or winding and such distribution has been distributed to the holders of depositary shares.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be payable by such holders.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary shares all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the bank depositary will be liable if we are prevented or delayed by law or any circumstance beyond its control in performing its obligations under the depositary agreement. Our obligations and the obligations of the bank depositary under the depositary agreement will be limited to performance in good faith of their respective duties under the depositary agreement, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF DEBT SECURITIES

The offered debt securities will be either our senior debt securities (the “Senior Debt Securities”) or our subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the Subsidiary Guarantors of such Debt Securities, if any, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called the “Indentures.”

The Indentures provide that the Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

The rights of our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against such subsidiary and except to the extent that the Debt Securities are guaranteed by our subsidiaries as described below.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the applicable Indenture.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described under “— Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock, preferred stock or units.

If and to the extent specified in the prospectus supplement respecting a particular series of Debt Securities, one or more Subsidiary Guarantors will jointly and severally, fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series as described in the prospectus supplement and under “— Subsidiary Guarantee.” Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

•	the title of the Debt Securities;

•	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

•	whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

•	any limit on the aggregate principal amount of the Debt Securities;

•	each date on which the principal of the Debt Securities will be payable;

•	the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

•	each place where payments on the Debt Securities will be payable;

•	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

•	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

•	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

•	whether the Debt Securities are defeasible;

•	any addition to or change in the Events of Default;

•	whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

•	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

•	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our senior debt, including the Senior Debt Securities, and it may be senior in right of payment to all of our subordinated debt. The prospectus supplement relating to any series of the Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series, including:

•	the applicability and effect of such provisions upon any payment or distribution with respect to that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;

•	the applicability and effect of such provisions in the event of specified defaults with respect to any of our senior debt, including the circumstances under which and the periods during which we will be prohibited from making payments on the Subordinated Debt Securities;

•	the definition of “senior debt” applicable to that series and, if the series is issued on a senior subordinated basis, the definition of “subordinated debt” applicable to that series; and

•	the approximate amount of our senior debt to which the that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an event of default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “— Legal Defeasance and Covenant Defeasance.”

Subsidiary Guarantee

If and to the extent specified in the applicable prospectus supplement, one or more of the Subsidiary Guarantors may guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of the Subsidiary Guarantor.

Subject to the limitations described below, one or more of the Subsidiary Guarantors will jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all our payment obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the “Guaranteed Obligations”). The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.

In the case of the Subordinated Debt Securities, a Subsidiary Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the senior debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our senior debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture.

Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Subsidiary Guarantee will be a continuing guarantee and will:

•	remain in full force and effect until either (i) payment in full of all the applicable Debt Securities (or such Debt Securities are otherwise satisfied and discharged in accordance with the provisions of the applicable Indenture) or (ii) released as described in the following paragraph;

•	be binding upon each Subsidiary Guarantor; and

•	inure to the benefit of, and be enforceable by, the applicable Trustee, the holders of the applicable Debt Securities and their successors, transferees and assigns.

In the event that (i) a Subsidiary Guarantor ceases to be a subsidiary of MoneyGram, (ii) either legal defeasance or covenant defeasance occurs with respect to the series or (iii) all or substantially all of the assets or all of the capital stock of a Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any holder of the applicable Debt Securities, and no other person acquiring or owning the assets or capital stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee. In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Form, Exchange and Transfer

The Debt Securities of each series will be issuable only in fully registered form, without coupons and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the holder of the Debt Securities, subject to the terms of the applicable Indenture and the limitations applicable to global securities (discussed below under “— Global Securities”), Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the applicable Indenture and the limitations applicable to global securities, the Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The security registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designations of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the Debt Securities of each series.

If the Debt Securities of any series (or of any series and specified tenor, as the case may be) are to be redeemed in part, we will not be required to (i) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no global securities may be exchanged in whole or in part for Debt Securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary for such global security or any nominee of such depositary unless:

•	the depositary has notified us that it is unwilling or unable to continue as the depositary for such global security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor depositary within 90 days;

•	an event of default with respect to the Debt Securities represented by such global security has occurred and is continuing and the Trustee has received a written request from the depositary to issue certificated Debt Securities; or

•	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All certificated Debt Securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or such nominee, as the case may be, will be considered the sole owner and holder of such global security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have such global security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or holders of such global security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a global security will be made to the depositary or its nominee, as the case may be, as the holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the Subsidiary Guarantors, any Trustees or the agents of us, the Subsidiary Guarantors or any Trustees will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any interest payment date will be made to the person in whose name such Debt Security is registered at the close of business on the record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such paying agent as we may designate for such purpose from time to time, except that at our option payment of any interest on the Debt Securities in certificated form may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture will be designated as sole paying agent for payments with respect to the Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture will be designated as the sole paying agent for payment with respect to the Subordinated Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the Debt Securities of a particular series.

All money paid by us to a paying agent for the payment of the principal of or any premium or interest on any Debt Security that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such Debt Security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any person (a “successor person”), and may not permit any person to consolidate with or merge into us unless:

•	the successor person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

•	immediately before and after giving pro forma effect to the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default has occurred and is continuing; and

•	several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.

The successor person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the Debt Securities.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following will constitute an event of default under the applicable Indenture with respect to the Debt Securities of any series:

(1) the failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of the Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2) the failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of the Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3) the failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of the Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4) the failure to perform or comply with the provisions described under “— Consolidation, Merger and Sale of Assets”;

(5) the failure to perform any of our other covenants in the applicable Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of that series, as provided in such Indenture;

(6) certain events of bankruptcy, insolvency or reorganization affecting us, any significant subsidiary of MoneyGram or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor; and

(7) if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture).

If an event of default described in item (6) above occurs with respect to the Debt Securities of any series, the entire principal of, premium, if any, and accrued interest on, all debt securities then outstanding will be due and payable immediately, without any declaration or other act on the part of the applicable Trustee or any holders. If any other event of default with respect to the Debt Securities of any series at the time outstanding occurs and is continuing, either the applicable Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. After any such acceleration and its consequences, but before a judgment or decree based on acceleration, the holders of a majority in principal amount of the outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default with respect to that series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “— Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustee in case an event of default has occurred and is continuing, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the holders, unless such holders have offered to such Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a Trustee, or for any other remedy thereunder, unless:

•	such holder has previously given to the Trustee under the applicable Indenture written notice of a continuing event of default with respect to the Debt Securities of that series;

•	the holders of at least 25% in principal amount of the outstanding Debt Securities of that series have made written request, and such holders have offered reasonable security or indemnity, to the Trustee to institute such proceeding as Trustee; and

•	the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security.

We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

We may modify or amend an Indenture without the consent of any holders of the Debt Securities in certain circumstances, including:

•	to evidence the succession under the Indenture of another person to us or any Subsidiary Guarantor and to provide for its assumption of our or such Subsidiary Guarantor’s obligations to holders of the Debt Securities;

•	to make any changes that would add any additional covenants for the benefit of the holders of the Debt Securities or that do not adversely affect the rights under the Indenture of the holders of the Debt Securities in any material respect;

•	to add any additional event of default;

•	to provide for uncertificated notes in addition to, or in place of, certificated notes;

•	to secure the Debt Securities;

•	to establish the form or terms of any series of the Debt Securities;

•	to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;

•	to cure any ambiguity, defect or inconsistency;

•	to add Subsidiary Guarantors; or

•	in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of senior debt.

Other modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantors, if applicable, and the applicable Trustee with the consent of the holders of not less than a majority in principal amount of the outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Debt Security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

•	reduce the principal amount of, or any premium or interest on, any Debt Security;

•	reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the maturity thereof;

•	change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

•	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

•	modify the subordination provisions in the case of the Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the holders of the Subordinated Debt Securities;

•	except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;

•	reduce the percentage in principal amount of the outstanding Debt Securities of any series, the consent of whose holders is required for modification or amendment of the Indenture;

•	reduce the percentage in principal amount of outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

•	modify such provisions with respect to modification, amendment or waiver; or

•	following the making of an offer to purchase the Debt Securities from any holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such holder.

The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture that cannot be amended without the consent of the holder of each outstanding Debt Security of such series.

Each of the Indentures provides that in determining whether the holders of the requisite principal amount of the outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

(1) the principal amount of a Debt Security issued at a discount that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

(2) if, as of such date, the principal amount payable at the stated maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

(3) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the United States dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

(4) certain Debt Securities, including those owned by us, any Subsidiary Guarantor or any of our other affiliates, will not be deemed to be outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, only persons who are holders of outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder when:

•	(i) all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or (ii) all outstanding Debt Securities of that series that have been not delivered to the Trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

•	we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

•	we have delivered an officer’s certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance

To the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under provisions relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance.”

Legal Defeasance

The Indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any series of Debt Securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of the Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such Debt Securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective stated maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

(1) we have delivered to the applicable Trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service (the “IRS”) a ruling, or there has been a change in tax law, in either case to the effect that holders of such Debt Securities will not recognize gain or loss for United States federal income tax purposes as a result of such deposit and defeasance and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2) no event of default or event that with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under “— Events of Default” at any time until 121 days after such deposit;

(3) such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

(4) in the case of the Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any senior debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any senior debt and no other event of default with respect to any senior debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

(5) we have delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940, as amended.

Covenant Defeasance

The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may fail to comply with certain restrictive covenants (but not with respect to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain events of default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6), (7) and (9) under “— Events of Default” above and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an event of default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the holders of such Debt Securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective stated maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any series of Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

If we exercise our covenant defeasance option, any Subsidiary Guarantee will terminate.

Notices

Notices to holders of the Debt Securities will be given by mail to the addresses of such holders as they may appear in the security register. Where the Indenture provides for notice of any event to a holder of a global security, such notice shall be sufficiently given if given to the depositary for such Debt Security (or its designee), pursuant to the applicable procedures of the depositary, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice.

Title

We, the Subsidiary Guarantors, the Trustees and any agent of thereof may treat the person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

Resignation or Removal of Trustee

If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor Trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

The Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series.

Limitations on Trustee if it is our Creditor

Each Indenture will contain certain limitations on the right of the Trustee in the event that it becomes our creditor to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to be Furnished to Trustee

Each Indenture may provide that, in addition to other certificates or opinions that may be specifically required by other provisions of such Indenture, certain applications by us for action by the Trustee must be accompanied by an officer’s certificate and an opinion of counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF WARRANTS

General Description of Warrants

We may issue warrants for the purchase of our debt securities, preferred stock or common stock. Warrants may be issued independently or together with any other securities offered hereby and may be attached to, or separate from, any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or the debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to purchase common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that maybe purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or the shares of our preferred stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder of warrants exercises its warrants to purchase our debt securities, preferred stock or common stock, such holder will not have any rights as a holder of our debt securities, preferred stock or common stock, as the case may be, by virtue of such holder’s ownership of warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our debt securities, preferred stock, common stock, warrants or units. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the person receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement that we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for the underlying securities upon the exercise of the rights;

•	the number and terms of the underlying securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our debt securities, shares of our common stock or preferred stock, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

•	the designation and terms of the units and the securities included in the units;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units;

•	the date, if any, on and after which the units may be transferable separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	any material United States federal income tax consequences; and

•	how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

PLAN OF DISTRIBUTION

We may offer and sell the securities offered by this prospectus in any of three ways:

•	through agents;

•	through underwriters or dealers; or

•	directly to one or more purchasers.

The securities may be distributed from time to time in one or more transactions at negotiated prices, at a fixed price (that is subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to the prevailing market prices.

The applicable prospectus supplement will set forth the specific terms of the offering of securities, including:

•	the securities offered;

•	the price of the securities;

•	the name of the underwriters or agents, if any;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions allowed or paid to dealers.

We may authorize underwriters, dealers and agents to solicit offers from specified institutions to purchase the securities from us at the public offering price listed in the applicable prospectus supplement. These sales may be made under “delayed delivery contracts” that provide for payment and delivery on a specified future date. Any contracts like this will be subject to the conditions listed in the applicable prospectus supplement. The applicable prospectus supplement also will state the commission to be paid to underwriters, dealers and agents who solicit these contracts.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities if the prospectus supplement so indicates in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

Any underwriter, dealer, agent or remarketing firms who participates in the distribution of an offering of securities may be considered by the SEC to be an underwriter under the Securities Act. Any discounts or commissions received by an underwriter, dealer, agent or remarketing firm on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act. We may agree to indemnify any underwriters, dealers, agents and remarketing firms against, or contribute to any payments the underwriters, dealers, agents or remarketing firms may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, agents and remarketing firms and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase any offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

Unless otherwise indicated in the applicable prospectus supplement and other than our common stock, all securities we offer using this prospectus will be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you that a secondary trading market for any of the securities will ever develop or, if one develops, that it will be maintained or provide any significant liquidity.

VALIDITY OF SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION. DATED JULY 16, 2014

PROSPECTUS

MoneyGram International, Inc.

32,676,220 Shares of Common Stock

71,281.9038 Shares of Series D Participating Convertible Preferred Stock

This prospectus relates to the resale from time to time by the selling stockholders identified in this prospectus of up to 32,676,220 shares of our common stock, par value $0.01 per share, including the resale from time to time by certain affiliates of Goldman, Sachs & Co. (“Goldman Sachs”) of up to 8,910,234 shares of our common stock issuable upon conversion of the 71,281.9038 shares of the Company’s Series D Participating Convertible Preferred Stock (the “Series D Stock”) that Goldman Sachs currently holds. The common stock that may be sold by the selling shareholders, including the common stock issuable upon the conversion of the Series D Stock, is collectively referred to in this prospectus as the “securities” or the “offered securities.”

The offered securities are being registered to permit the selling stockholders to sell such securities from time to time through ordinary brokerage transactions or through any other means described in this prospectus. The price at which the selling stockholders may sell the offered securities will be determined by the prevailing market for the offered securities or in negotiated transactions that may be at prices other than prevailing market prices. See “Plan of Distribution” on page 19. We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of securities offered by the selling stockholders.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “MGI.” The last reported sales price of our common stock on July 15, 2014 was $13.94.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 and the risk factors incorporated herein by reference. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2014.

All references in this prospectus to “MoneyGram,” “we,” “us,” “our” and “our company” are to MoneyGram International, Inc. and not to our consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process on Form S-3. Under the shelf registration rules, using this prospectus and, if required, one or more prospectus supplements, the stockholders identified in this prospectus may sell, from time to time, the securities covered by this prospectus in one or more offerings. The securities covered by this prospectus are (i) the shares of common stock held by affiliates or co-investors of Thomas H. Lee Partners, L.P. (“THL”), (ii) the shares of common stock held by Goldman Sachs, and (iii) the common stock issuable upon conversion of the Series D Stock held by Goldman Sachs.

This prospectus provides you with a general description of the securities the selling stockholders may offer. Each time the selling stockholders sell any of these securities, if required, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. If information in the prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” before you invest.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and any prospectus supplement are not an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.

We also make available free of charge on our Internet website at http://www.moneygram.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed on March 3, 2014;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, filed on May 2, 2014;

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•	our Current Reports on Form 8-K filed on February 11, 2014, February 24, 2014, March 31, 2014, April 3, 2014 and May 12, 2014 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K);

•	our Definitive Proxy Statement on Schedule 14A, filed on April 1, 2014; and

•	the description of our common stock contained in our registration statement on Form 10, which we filed with the SEC on December 29, 2003, and any amendment or report filed for the purpose of updating this description.

These reports contain important information about us, our financial condition and our results of operations.

We also are incorporating by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K, after the date of this prospectus and before the filing of a post-effective amendment to the registration statement of which this prospectus is a part that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes more dated information. Please note that we have not incorporated by reference a description of the Series D Stock because such a description was not filed pursuant to Section 12 of the Exchange Act.

You can obtain a copy of any documents that are incorporated by reference in this prospectus or any prospectus supplement at no cost, by writing or telephoning us at:

Corporate Secretary

MoneyGram International, Inc.

2828 N. Harwood Street, 15th Floor

Dallas, Texas 75201

(214) 999-7552

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus or any prospectus supplement may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) with respect to the financial condition, results of operations, plans, objectives, future performance and business of MoneyGram and its subsidiaries. Statements preceded by, followed by or that include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan,” “should,” “could,” “would,” “goals” or similar expressions are intended to identify some of the forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by these forward-looking statements due to, among other things, the risks and uncertainties described in this prospectus, “Part I. Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 and “Part II. Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014. These forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update publicly or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise, except as required by federal securities law.

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SUMMARY

MoneyGram is a leading global money transfer and payment services company operating in over 339,000 agent locations in more than 200 countries and territories. Our major products include global money transfers, bill payment services, money order services and official check processing. As an alternative financial services provider, our primary consumers are unbanked or underbanked consumers. Unbanked consumers do not have a relationship with a traditional financial institution. Underbanked consumers are not fully served by traditional financial institutions. Other consumers who use our services are convenience users and emergency users who may use traditional banking services, but prefer to use our services based on convenience, cost or to make emergency payments or transfers. We primarily offer services through third-party agents, including retail chains, independent retailers, post offices and other financial institutions. We continue to be an innovator in the industry by diversifying our core money transfer revenue through new channels, such as online, mobile, kiosks and other self-service channels.

Corporate Information

Our principal executive offices are located at 2828 N. Harwood Street, 15th Floor, Dallas, Texas 75201, and our telephone number is (214) 999-7552. Our website address is www.moneygram.com. The information on or accessible through our website is not incorporated by reference into or otherwise made part of this prospectus.

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RISK FACTORS

An investment in our securities involves risks. You should carefully consider all of the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement before deciding whether to purchase our securities. In particular, you should carefully consider the risk factors described below, the risk factors included in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, and the risk factors that may be included in any applicable prospectus supplement, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in any such reports or documents and cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference. If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

Our board of directors has the power to issue series of preferred stock and to designate the rights and preferences of those series, which could adversely affect the voting power, dividend, liquidation and other rights of holders of our common stock.

Under our certificate of incorporation, our board of directors has the power to issue series of preferred stock and to designate the rights and preferences of those series. Therefore, our board of directors may designate a new series of preferred stock with the rights, preferences and privileges that the board of directors deems appropriate, including special dividend, liquidation and voting rights. The creation and designation of a new series of preferred stock could adversely affect the voting power, dividend, liquidation and other rights of holders of our common stock and, possibly, any other class or series of stock that is then in existence.

There is no public market for the Series D Stock.

No public market exists for the Series D Stock that Goldman Sachs may offer using this prospectus, and we cannot assure the liquidity of any market that may develop, the ability of the holders to sell their Series D Stock, or the price at which the Series D Stock may be sold. We do not intend to apply for listing of the Series D Stock on any securities exchange. Future trading prices of the Series D Stock may depend on many factors including, among others, prevailing interests rates, our operating results and the market for similar securities.

The market price of our common stock may be volatile.

The market price of our common stock may fluctuate significantly in response to a number of factors, some of which may be beyond our control. These factors include the perceived prospects or actual operating results of our business; changes in estimates of our operating results by analysts, investors or our management; our actual operating results relative to such estimates or expectations; actions or announcements by us or our competitors; litigation and judicial decisions; legislative or regulatory actions; and changes in general economic or market conditions. In addition, the stock market in general has from time to time experienced extreme price and volume fluctuations. These market fluctuations could reduce the market price of our common stock for reasons unrelated to our operating performance.

Our charter documents and Delaware law contain provisions that could delay or prevent an acquisition of our company, which could inhibit our stockholders’ ability to receive a premium on their investment from a possible sale of our company.

Our charter documents contain provisions that may discourage third parties from seeking to acquire our company. These provisions and specific provisions of Delaware law relating to business combinations with interested stockholders may have the effect of delaying, deterring or preventing a merger or change in control of

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our company. Some of these provisions may discourage a future acquisition of our company even if stockholders would receive an attractive value for their shares or if a significant number of our stockholders believed such a proposed transaction to be in their best interests. As a result, stockholders who desire to participate in such a transaction may not have the opportunity to do so.

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USE OF PROCEEDS

The securities offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus. All sales of the offered securities will be made by, or for the account of, the selling stockholders named in this prospectus, in any supplement to this prospectus or in an amendment to the registration statement of which this prospectus forms a part. Therefore, any proceeds from the sale of these securities will be received by the selling stockholders for their own account, and we will not receive any proceeds from the sale of any of the securities offered by this prospectus.

RATIOS OF EARNINGS TO FIXED CHARGES AND TO FIXED CHARGES AND PREFERRED DIVIDEND REQUIREMENTS

Our consolidated ratios of earnings to fixed charges and of earnings to fixed charges and preferred dividend requirements for the periods indicated are as follows:

	Three Months Ended March 31, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges	3.74	2.71	0.88	1.45	1.56	0.80
Ratio of Earnings to Fixed Charges and Preferred Dividend Requirements	3.74	2.71	0.88	0.94	0.55	0.31

For purposes of computing the ratios, earnings consist of consolidated income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest on long-term debt, amortization of debt expense, premium and discount, and the portion of interest expense on operating leases we believe to be representative of the interest factor. Preferred stock dividend requirements represents an amount equal to income, before tax, which would be required to meet the dividends on preferred stock.

The dollar amount of the deficiency in earnings available for fixed charges for the fiscal years ended December 31, 2009 and 2012 was approximately $22.3 million and $8.9 million, respectively. The dollar amount of the deficiency in earnings available for fixed charges and preferred dividend requirements for the fiscal years ended December 31, 2009, 2010, 2011 and 2012 was approximately $192.0 million, $133.9 million, $7.8 million and $8.9 million, respectively.

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DESCRIPTION OF COMMON STOCK

This section summarizes the general terms of our common stock. The following description is only a summary and does not purport to be complete and is qualified by reference to our Amended and Restated Certificate of Incorporation, as amended (our “certificate of incorporation”), and our bylaws, as amended (our “bylaws”). Our certificate of incorporation and bylaws have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Documents Incorporated by Reference” for information on how to obtain copies.

General

Our certificate of incorporation currently authorizes the issuance of two classes of shares:

•	common stock, par value $0.01 per share (162,500,000 shares authorized), and

•	preferred stock, par value $0.01 per share (7,000,000 shares authorized).

As of May 31, 2014, there were 54,603,573 shares of our common stock outstanding.

Our board of directors is authorized to provide for the issue, from time to time, of preferred stock in series and, as to each series, to establish the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of those shares and the qualifications, limitations and restrictions of those shares. As a result, our board of directors could, without stockholder approval, authorize the issuance of preferred stock with dividend, redemption or conversion provisions that could have an adverse effect on the availability of earnings for distribution to the holders of our common stock, or with voting, conversion or other rights that could proportionately reduce, minimize or otherwise adversely affect the voting power and other rights of holders of our common stock. See “Description of Preferred Stock.”

Our common stock is not entitled to any conversion or redemption rights. Holders of our common stock do not have any preemptive right or other subscription rights to subscribe for additional securities we may issue. Our outstanding common stock is, and any newly issued common stock will be, fully paid and non-assessable. The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

Dividend Rights

Subject to the prior dividend rights of the holders of any preferred stock and the other limitations set forth in the following paragraph, dividends may be declared by our board of directors and paid from time to time on outstanding shares of our common stock from any funds legally available therefor.

We and our subsidiaries are parties to agreements pursuant to which we borrow money, and certain covenants in these agreements limit our ability to pay dividends or other distributions with respect to our common stock or to repurchase common stock. In addition, we and our subsidiaries may become parties to future agreements that contain such restrictions.

Voting Rights

The holders of our common stock have voting rights and are entitled to one vote for each share held. There are no cumulative voting rights.

Liquidation Rights

Upon any liquidation, dissolution or winding up of our company, the holders of our common stock shall be entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

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Certain Provisions of Our Certificate of Incorporation and Bylaws

Some provisions of our certificate of incorporation and bylaws could make the acquisition of control of our company and/or the removal of our existing management more difficult, including those that provide as follows:

•	subject to the rights of holders of any series or class of stock as set forth in our certificate of incorporation, our board of directors fixes the size of the board of directors within certain limits, may create new directorships and may appoint new directors to serve until the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified. The board of directors (or its remaining members, even though less than a quorum) also may fill vacancies on the board of directors occurring for any reason for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified;

•	our board of directors may issue preferred stock without any vote or further action by the stockholders;

•	subject to the rights of holders of any series or class of stock as set forth in our certificate of incorporation, special meetings of stockholders may be called only by our chairman or board of directors, and not by our stockholders;

•	our board of directors may adopt, amend, alter or repeal our bylaws without a vote of the stockholders;

•	subject to the rights of holders of any series or class of stock as set forth in our certificate of incorporation, all stockholder actions must be taken at a regular or special meeting of the stockholders and cannot be taken by written consent without a meeting;

•	we have advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, which generally require that stockholder proposals and nominations be provided to us between 90 and 120 days before the anniversary of our last annual meeting in order to be properly brought before a stockholder meeting; and

•	certain business combinations with an “interested stockholder” (defined in our certificate of incorporation as a holder of 10% or more of our outstanding voting stock) must be approved by holders of 66 2/3% of the voting power of shares not owned by the interested stockholder, unless the business combination is approved by certain “continuing directors” (as defined in our certificate of incorporation) or meets certain requirements regarding price and procedure.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. They are also designed to encourage persons seeking to acquire control of MoneyGram to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and that these benefits outweigh the disadvantages of discouraging the proposals. Negotiating with the proponent could result in an improvement of the terms of the proposal.

Section 203 of the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	the board of directors approved the transaction in which the stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors or officers and shares held by certain employee stock plans; and

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•	the business combination is approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder at a stockholder meeting, and not by written consent.

However, this business combination prohibition may be negated by certain actions, including pursuant to the following:

•	if we, with the support of a majority of our continuing directors, propose at any time another merger or sale or do not oppose another tender offer for at least 50% of our shares, the interested stockholder is released from the three-year prohibition and free to compete with that other transaction; or

•	our stockholders may choose to amend our certificate of incorporation to opt out of Section 203 of the Delaware General Corporation Law at any time by a vote of at least a majority of its outstanding voting power; provided that, the amendment to opt out of Section 203 will not be effective until 12 months after the adoption of such amendment.

Under Section 203 of the Delaware General Corporation Law, a business combination generally includes a merger, asset or stock sale, loan, substantial issuance of stock, plan of liquidation, reincorporation or other transaction resulting in a financial benefit to the interested stockholder. In general, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock.

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DESCRIPTION OF PREFERRED STOCK

This section summarizes the general terms and provisions of our existing preferred stock and the preferred stock that we may offer using this prospectus. This section is only a summary and does not purport to be complete. You must look at our certificate of incorporation and the relevant certificate of designations for a full understanding of all the rights and preferences of any series of our preferred stock. Our certificate of incorporation and the certificates of designations have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Documents Incorporated by Reference” for information on how to obtain copies.

With respect to preferred stock that we may offer using this prospectus, a prospectus supplement will describe the specific terms of any particular series of preferred stock offered under that prospectus supplement, including any of the terms in this section that will not apply to that series of preferred stock, and any special considerations, including tax considerations, applicable to investing in that series of preferred stock.

General

Under our certificate of incorporation, our board of directors has the authority to issue up to 7,000,000 shares of preferred stock in one or more series and to determine the rights, preferences, privileges and restrictions of the preferred stock. The rights, preferences, privileges and restrictions on different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and purchase funds and other matters. We have designated 200,000 shares of preferred stock as Series D Stock. As of May 31, 2014, there were 71,281.9038 shares of our Series D Stock issued and outstanding.

Series D Stock

The following is only a summary of the material terms of our Series D Stock and does not purport to be complete and is qualified by reference to the Amended and Restated Certificate of Designations, Preferences and Rights of Series D Participating Convertible Preferred Stock of MoneyGram International, Inc. filed with the Secretary of State of the State of Delaware (the “Series D Certificate of Designations”). The Series D Certificate of Designations was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 23, 2011 and is incorporated herein by reference. See “Where You Can Find More Information” and “Documents Incorporated by Reference” for information on how to obtain a copy.

Rank. Our Series D Stock ranks, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, (i) on a parity with our common stock, except as described below under “— Series D Stock — Liquidation,” and (ii) junior to all other class or series of our equity securities that we have issued or will issue that by its terms ranks senior to our Series D Stock.

Dividends. The record holders of our Series D Stock are entitled to participate equally and ratably with the holders of our common stock in all dividends and distributions paid on such shares as if, immediately prior to such payment, each outstanding share of our Series D Stock were converted into shares of our common stock in the manner described below under “— Series D Stock — Conversion.” Dividends are payable to record holders of our Series D Stock as they appear in our records at the close of business on the applicable record date, which is the same day as the record date for the payment of dividends to the holders of shares of our common stock.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the record holders of our Series D Stock will be entitled to be paid out of our assets or proceeds therefore legally available for distribution to our stockholders, subject to the rights of any of our creditors, a liquidation preference equal to the sum of (i) $0.01 per share and (ii) the payment such holders would have received had such holders, immediately prior to such liquidation, dissolution or winding up, converted their shares of our Series D Stock into shares of our common stock in the manner described below under “— Series D Stock — Conversion.”

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After payment of the full amount of the liquidating distributions to which they are entitled, such record holders will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation or other entity will not be deemed to constitute the liquidation, dissolution or winding-up of our affairs.

Redemption. Our Series D Stock is not redeemable at either our option or the holder’s option.

Conversion. Each holder of shares of our Series D Stock has the right, at such holder’s option and upon providing us with a written notice, to convert any or all of such holder’s shares of our Series D Stock into fully paid and non-assessable shares of our common stock unless such conversion would (a) require prior notice or approval under any state laws relating to money transmission or the sale of checks or (b) result in a number of shares of our common stock to be issued that would exceed the number of shares of our common stock authorized for issuance. The number of shares of our common stock into which each share of the Series D Stock is convertible will be determined by multiplying each share of the Series D Stock by the conversion ratio, which is 125 but subject to adjustments as discussed below (the “Conversion Ratio”). We will not issue fractional shares of common stock upon conversion; instead, we will pay cash for each fractional share based upon the market price of the common stock on the date of conversion. Notwithstanding the foregoing, Goldman Sachs and any person who receives shares of our Series D Stock from Goldman Sachs are not entitled to convert their shares of our Series D Stock into our common stock unless such shares of Series D Stock were transferred to such person in a “Widely Dispersed Offering,” in which case such transferred shares shall automatically convert into common stock. A “Widely Dispersed Offering” means (i) a widespread public distribution, (ii) a transfer to an underwriter for the purpose of conducting a widespread public distribution, (iii) a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of MoneyGram, or (iv) a transfer to a transferee that would control more than 50% of the voting securities of MoneyGram without any transfer from Goldman Sachs, any holder of shares of our Series D Stock who received such shares by means other than a Widely Dispersed Offering or their respective affiliates.

In the event we subdivide, combine or reclassify the outstanding shares of our common stock, the Conversion Ratio will be adjusted to the number obtained by multiplying the Conversion Ratio by a fraction, the numerator of which will be the number of shares of our common stock outstanding immediately following such action, and the denominator of which will be the number of shares of our common stock outstanding immediately prior to such action.

Business Combination. In the event of any reorganization, merger or similar business combination transaction (“Business Combination”) or the reclassification of our common stock, each holder of a share of our Series D Stock then outstanding will have the right thereafter to exchange such share for the kind and amount of securities, cash and other property, if any, receivable upon the Business Combination or reclassification by a holder of the number of shares of our common stock into which a share of our Series D Stock would have been convertible immediately prior to the Business Combination or reclassification.

Voting Rights. In general, the holders of the shares of our Series D Stock are entitled to vote with the holders of our common stock on an as-converted basis as one class on all matters submitted for a vote of holders of our common stock, except that shares of our Series D Stock held by affiliates of Goldman Sachs are not entitled to vote with the holders of our common stock. Additionally, with respect to an amendment, alteration or repeal of any provision of the Series D Certificate of Designations in a manner that would adversely affect the preferences, rights, privileges and powers of our Series D Stock, the written consent or affirmative vote by holders of at least a majority of the outstanding shares of our Series D Stock will be needed.

Listing. Our Series D Stock is not listed on any securities exchange.

Miscellaneous

We will at all times reserve and keep available out of our authorized and unissued common stock, solely for issuance upon the conversion of our Series D Stock, that number of shares of common stock as shall from time to

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time be issuable upon the conversion of all the shares of our Series D Stock then outstanding. Our Series D Stock converted into our common stock or otherwise reacquired by us will resume the status of authorized and unissued shares of our preferred stock, undesignated as to series, and will be available for subsequent issuance.

Certain Provisions of Our Certificate of Incorporation and Bylaws

For a description of some additional provisions of our certificate of incorporation and bylaws, see “Description of Common Stock — Certain Provisions of Our Certificate of Incorporation and Bylaws.”

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CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following summary discusses certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock. The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations of the foregoing, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect.

This summary does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to an investor’s decision to purchase shares of our common stock. In particular, this summary does not address tax consequences that may be applicable to special classes of investors including, but not limited to, tax-exempt entities, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, S corporations, investors in such partnerships, S corporations or other pass-through entities, brokers, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, retirement plans, U.S. persons whose functional currency is not the U.S. dollar, former citizens or former long-term residents of the United States and persons that will hold our common stock as a position in a hedging transaction, constructive sale, “straddle,” “conversion transaction” or other risk reduction transactions. Except where otherwise stated, this summary deals only with common stock held as “capital assets” within the meaning of the Code (generally held for investment). Also not considered are the effects of any foreign, state or local tax laws, alternative minimum tax considerations, or, except as expressly provided herein, estate or gift tax considerations. In addition, this summary does not address the Medicare tax on certain investment income.

We have not sought any rulings from the IRS. Accordingly, the discussion below is not binding on the IRS or the courts, and no assurance can be given that the IRS would not assert, and that a court would not sustain, a different position from any discussed herein.

As used herein, a “U.S. holder” is any beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable Treasury Regulations to be treated as a domestic trust for U.S. federal income tax purposes.

A “non-U.S. holder” is any individual, corporation, trust or estate that is a beneficial owner of our common stock and is not a U.S. holder, other than former citizens and former long-term residents of the United States.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax considerations of the purchase, ownership and disposition of our common stock.

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Consequences to U.S. Holders

Distributions

Distributions we make to holders of our common stock will be taxable as dividend income to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent the amount of a distribution exceeds our earnings and profits, the excess will be applied against and will reduce the holder’s adjusted tax basis (on a dollar-for-dollar basis) in respect of the common stock as to which the distribution was made (but not below zero). Any remaining excess will be treated as gain from the sale or exchange of such common stock, with the consequences discussed below in “— Consequences to U.S. Holders — Sale or Other Disposition.”

Subject to certain exceptions for short-term and hedged positions, distributions constituting dividend income received by individual holders are generally subject to a maximum U.S. federal income tax rate of 20%. Distributions constituting dividend income received by U.S. holders that are corporations may qualify for the dividends received deduction. A U.S. holder should consult its own tax advisor regarding the availability of the reduced dividend tax rate and the dividends received deduction in light of its particular circumstances.

Sale or Other Disposition

A U.S. holder will generally recognize capital gain or loss on a sale, exchange or other disposition of our common stock equal to the difference between the amount realized on such sale, exchange or other disposition and the holder’s adjusted tax basis in such common stock. Such capital gain or loss will be long-term capital gain or loss if the holder’s holding period in the common stock is more than one year. Long-term capital gains realized by individual taxpayers are, under current law, subject to a maximum U.S. federal income tax rate of 20%. The deductibility of capital losses is subject to limitations.

Redemption

In the case of a redemption of a U.S. holder’s common stock for cash or property, the U.S. federal income tax treatment of the redemption depends on the particular facts relating to such holder at the time of the redemption. If the redemption of such common stock (i) is “not essentially equivalent to a dividend” with respect to the holder, (ii) is “substantially disproportionate” with respect to the holder (defined generally as a greater than 20% reduction in a shareholder’s relative voting stock of a corporation), or (iii) results in a “complete termination” of all of such holder’s equity interest in the corporation, then the receipt of cash or property by such holder will be respected as a sale or exchange of its common stock and taxed in the manner discussed above in “— Consequences to U.S. Holders — Sale or Other Disposition.” In applying these tests, certain constructive ownership rules apply to determine stock ownership. For this purpose, the holder is deemed to own any shares of our stock that are owned, or deemed owned, by certain related persons and entities, as well as any stock that the holder or a related person or entity has the right to acquire by exercise of an option.

If the redemption does not qualify for sale or exchange treatment, the holder will instead be treated as having received a distribution on such stock with the general consequences described above in “— Consequences to U.S. Holders — Distributions.” In such case, such holder’s tax basis in the redeemed stock will be allocated to the holder’s remaining shares of our stock. If the holder does not retain any actual stock ownership in us following such redemption, the holder may lose its tax basis completely (in that the tax basis would shift to the stock that was treated as constructively owned by the holder).

Information Reporting and Backup Withholding

Certain U.S. holders may be subject to backup withholding (currently at a 28% rate) with respect to the payment of dividends on our common stock and to certain payments of proceeds on the sale of our common stock unless such U.S. holders provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules.

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Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder’s U.S. federal income tax, which may entitle the holder to a refund, provided that the holder provides the required information to the IRS. Moreover, certain penalties may be imposed by the IRS on a U.S. holder who is required to furnish information but does not do so in the proper manner.

U.S. holders are urged to consult their own tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

Consequences to Non-U.S. Holders

Distributions

The rules described above under “— Consequences to U.S. Holders — Distributions” generally apply to determine the extent to which distributions made with respect to our common stock are classified as dividends, basis recovery, or gain or loss from the sale or exchange of our common stock for U.S. federal income tax purposes.

In general, dividends paid by us to a non-U.S. holder will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable tax treaty, unless the dividends are (i) effectively connected with a trade or business carried on by the non-U.S. holder within the United States and (ii) if a tax treaty applies, attributable to a U.S. permanent establishment maintained by the non-U.S. holder.

Dividends received by a non-U.S. holder that are effectively connected with the holder’s U.S. trade or business or, if a treaty applies, attributable to a permanent establishment maintained by the holder in the United States, will generally be subject to U.S. federal income tax on a net basis at applicable individual or corporate rates and will not be subject to U.S. withholding tax if certain certification requirements are satisfied. A non-U.S. holder that is a corporation may also be subject to a “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on the deemed repatriation from the United States of its “effectively connected earnings and profits,” subject to certain adjustments.

To claim exemption from or reduction in the 30% withholding tax rate, a non-U.S. holder must provide us or our agent, prior to the payment of the dividends, with a properly executed IRS Form W-8ECI (in the case of U.S. trade or business income), IRS Form W-8BEN (in the case of a treaty) or other form that the IRS designates, as applicable. These forms must be periodically updated. In certain circumstances, a non-U.S. holder who is claiming the benefits of an applicable tax treaty may be required to obtain and provide a U.S. taxpayer identification number or certain documentary evidence issued by foreign governmental authorities to prove such non-U.S. holder’s residence in that country. Also, current Treasury Regulations provide special procedures for payments of dividends through qualified intermediaries.

The Treasury Regulations provide that a distributing corporation that determined at the end of a taxable year in which a distribution is made that it underwithheld on such distribution because, for example, at the time of the distribution it did not then have, nor expected to have for such taxable year, any earnings and profits but in fact did have earnings and profits for the taxable year, is liable for the amount underwithheld. Therefore, even in the absence of earnings and profits at the time of a distribution to the holders of our common stock, we may decide, in our sole discretion, to withhold on such distribution to satisfy our withholding tax obligations.

Sale or Other Disposition

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on income or gain realized on the sale or exchange of shares of our common stock unless:

•

the gain is effectively connected with a U.S. trade or business of the holder (or, if a tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by such non-U.S. holder), in

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which case such holder will be taxed in the same manner as a U.S. person, and if the holder is a corporation, such holder may be subject to an additional branch profits tax equal to 30% or a lower rate as may be specified by an applicable income tax treaty;

•	the non-U.S. holder, in the case of a nonresident alien individual, is present in the United States for 183 or more days in the taxable year of the sale or disposition and certain other conditions are met, in which case such holder will be subject to a 30% (or a lower rate as may be specified by an applicable income tax treaty) tax on the amount by which such holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the sale or disposition; or

•	we are, or have been within the five years preceding the holder’s disposition of the shares of our common stock, a “U.S. real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes and (i) with respect to dispositions of our common stock, our common stock was not “regularly traded on an established securities market,” or (ii) the holder actually or constructively owns more than 5% of our common stock during the shorter of (A) the five-year period ending on the date of such disposition or (B) the period of time during which such holder held such shares. We believe that we have not been and are not currently a USRPHC for U.S. federal income tax purposes, nor do we anticipate becoming a USRPHC in the future. However, no assurance can be given that we will not become a USRPHC.

The rules described above under “— Consequences to U.S. Holders — Redemption” generally apply to determine the extent to which a redemption of shares of our common stock held by a non-U.S. holder is treated as a sale or exchange of such shares or a distribution made on such holder’s shares, provided that the U.S. federal income tax consequences to the non-U.S. holder of such treatment as a sale or exchange of such shares or a distribution are set forth in “— Consequences to Non-U.S. Holders — Sale or Other Disposition” and “— Consequences to Non-U.S. Holders — Distributions,” respectively.

Federal Estate Tax

Individuals, or an entity the property of which is includable in an individual’s gross estate for U.S. federal estate tax purposes, should note that common stock held at the time of such individual’s death will be included in such individual’s gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Non-U.S. holders may be subject to information reporting and backup withholding (currently at a 28% rate) with respect to any dividends on, and the proceeds from dispositions of, our common stock paid to them unless such non-U.S. holders comply with certain reporting procedures (usually satisfied by providing an IRS Form W-8BEN) or otherwise establish an exemption. In addition, the amount of any dividends paid to a non-U.S. holder and the amount of tax, if any, withheld from such payment generally must be reported annually to such holder and the IRS. The IRS may make such information available under the provisions of an applicable income tax treaty to the tax authorities in the country in which such holder resides. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Sections 1471 through 1474 of the Code, and the Treasury Regulations and administrative guidance issued thereunder, impose a 30% withholding tax on any dividends on our common stock and on the gross proceeds from a disposition of our common stock in each case if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such

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institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity; or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes.

Payments subject to withholding tax under this law generally include dividends paid on common stock of a U.S. corporation after June 30, 2014, and gross proceeds from sales or other dispositions of such common stock after December 31, 2016. Non-U.S. holders are encouraged to consult their tax advisors regarding the possible implications of these withholding rules.

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND SHOULD NOT BE VIEWED AS TAX ADVICE. INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL GIFT TAX LAWS AND ANY STATE, LOCAL OR FOREIGN TAX LAWS AND TAX TREATIES.

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SELLING STOCKHOLDERS

The table below sets forth, as of May 31, 2014, the current number and percentage of total outstanding shares of our common stock and our Series D Stock beneficially owned by the selling stockholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investment power. The percentage of beneficial ownership set forth below is based on 54,603,573 shares of common stock and 71,281.9038 shares of our Series D Stock outstanding on May 31, 2014.

Shares Beneficially Owned

Selling Stockholder	Common Stock	% Common Stock	Series D Stock		% of Series D Stock	% of Common Stock, As Converted
Thomas H. Lee Partners, L.P.(1)	23,737,858	43.5	—		—	37.4
The Goldman Sachs Group, Inc.(2)(3)(4)	28,128	*	71,281.9038	(5)	100.0	14.1

*	Less than 1%.
(1)

Shares shown as beneficially owned by investment funds affiliated with Thomas H. Lee Partners, L.P. reflect an aggregate of the following record ownership: (i) 13,056,740 shares held by Thomas H. Lee Equity Fund VI, L.P.; (ii) 8,841,330 shares held by Thomas H. Lee Parallel Fund VI, L.P.; (iii) 1,544,404 shares held by Thomas H. Lee Parallel (DT) Fund VI, L.P.; (iv) 48,881 shares held by THL Equity Fund VI Investors (MoneyGram), LLC; (v) 45,950 shares held by THL Operating Partners, L.P.; (vi) 37,296 shares held by THL Coinvestment Partners, L.P.; (vii) 30,006 shares held by THL Managers VI, LLC (together with Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund VI, L.P., THL Equity Fund VI Investors (MoneyGram), LLC, THL Operating Partners, L.P. and THL Coinvestment Partners, L.P., the “THL Funds”); (viii) 66,613 shares held by Putnam Investments Employees’ Securities Company III LLC (the “Putnam Fund”); and (ix) 66,638 shares held by Great-West Investors, L.P. (the “Great-West Fund”). THL Holdco, LLC is the managing member of Thomas H. Lee Advisors, LLC, which is the general partner of Thomas H. Lee Partners, L.P., which is the sole member of THL Equity Advisors VI, LLC, which is the general partner of Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P. and Thomas H. Lee Parallel (DT) Fund VI, L.P. and the manager of THL Equity Fund VI Investors (MoneyGram), LLC. Thomas H. Lee Partners, L.P. is the general partner of THL Operating Partners, L.P. and THL Coinvestment Partners, L.P. Thomas H. Lee Partners, L.P. is the managing member of THL Managers VI, LLC. The Putnam Fund and the Great-West Fund are co-investment entities of the THL Funds, and are contractually obligated to co-invest (and dispose of securities) alongside certain of the THL Funds on a pro rata basis. Voting and investment determinations with respect to the shares held by the THL Funds are made by the management committee of THL Holdco, LLC. Anthony J. DiNovi and Scott M. Sperling are the members of the management committee of THL Holdco, LLC, and as such may be deemed to share beneficial ownership of the shares held or controlled by the THL Funds. Messrs. Thomas M. Hagerty, Seth W. Lawry and Ganesh B. Rao, as board representatives of the THL Funds, may be deemed to share beneficial ownership of the securities held or controlled by the THL Funds. Each of Messrs. Hagerty, Lawry, Rao, DiNovi and Sperling disclaims beneficial ownership of such securities. Putnam Investment Holdings, LLC (“Holdings”) is the managing member of the Putnam Fund. Holdings disclaims any beneficial ownership of any shares held by the Putnam Fund. Putnam Investments LLC, the managing member of Holdings, disclaims beneficial ownership of any shares held by the Putnam Fund. In addition to the stock owned directly and of record by the Great-West Fund, the Great-West Fund may be deemed to share dispositive and voting power over, and thus beneficially own, an additional 66,613 shares of our common stock. The Great-West Fund disclaims beneficial ownership of such shares. The address of each of the THL Funds and Messrs. Hagerty, Lawry, Rao, DiNovi and Sperling is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110. The address of the Putnam Fund is c/o Putnam Investment, Inc., 1 Post Office

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Square, Boston, Massachusetts 02109. The address of the Great-West Fund is 8515 East Orchard Road, Greenwood Village, CO 80111.
(2)	The address of the Goldman Sachs Group, Inc. is 200 West Street, New York, NY 10282.
(3)	Encompasses the following: The Goldman Sachs Group, Inc. (“GS Group”), Goldman, Sachs & Co., GSCP VI Advisors, L.L.C. (“GSCP Advisors”), GSCP VI Offshore Advisors, L.L.C. (“GSCP Offshore Advisors”), GS Advisors VI, L.L.C. (“GS Advisors”), Goldman, Sachs Management GP GmbH (“GS GmbH”), GS Capital Partners VI Fund, L.P. (“GS Capital”), GS Capital Partners VI Offshore Fund, L.P. (“GS Offshore”), GS Capital Partners VI GmbH & Co. KG (“GS Germany”), GS Capital Partners VI Parallel, L.P. (“GS Parallel”), GS Mezzanine Partners V Onshore Fund, L.L.C. (“GS Mezzanine Onshore GP”), GS Mezzanine Partners V Institutional Fund, L.L.C. (“GS Mezzanine Institutional GP”), GS Mezzanine Partners V Offshore Fund, L.L.C. (“GS Mezzanine Offshore GP”), GS Mezzanine Partners V Onshore Fund, L.P. (“GS Mezzanine Onshore”), GS Mezzanine Partners V Institutional Fund, L.P. (“GS Mezzanine Institutional”), GS Mezzanine Partners V Offshore Fund, L.P. (“GS Mezzanine Offshore”), GSMP V Onshore US, Ltd. (“GSMP Onshore”), GSMP V Institutional US, Ltd. (“GSMP Institutional”), and GSMP V Offshore US, Ltd. (“GSMP Offshore” and, together with the foregoing entities, the “Goldman Entities”).

GS Group is a Delaware corporation and bank holding company that (directly and indirectly through subsidiaries or affiliated companies or both) is a leading global investment banking securities and investment management firm. Goldman, Sachs & Co., a New York limited partnership, is an investment banking firm and a member of the New York Stock Exchange and other national exchanges. Goldman, Sachs & Co. also serves as the manager for GSCP Advisors, GSCP Offshore Advisors, GS Advisors, GS Mezzanine Onshore GP, GS Mezzanine Institutional GP and GS Mezzanine Offshore GP and the investment manager for GS Capital, GS Offshore, GS Germany and GS Parallel. Goldman, Sachs & Co. is wholly-owned, directly and indirectly, by GS Group. GSCP Advisors, a Delaware limited liability company, is the sole general partner of GS Capital. GSCP Offshore Advisors, a Delaware limited liability company, is the sole general partner of GS Offshore. GS Advisors, a Delaware limited liability company, is the sole general partner of GS Parallel and the managing limited partner of GS Germany. GS GmbH, a German company with limited liability, is the sole general partner of GS Germany. Each of GS Capital, a Delaware limited partnership, GS Offshore, a Cayman Islands exempted limited partnership, GS Germany, a German limited partnership, and GS Parallel, a Delaware limited partnership, was formed for the purpose of investing in equity, equity-related and similar securities or instruments, including debt or other securities or instruments with equity-like returns or an equity component. GS Mezzanine Onshore GP, a Delaware limited liability company, is the sole general partner of GS Mezzanine Onshore. GS Mezzanine Institutional GP, a Delaware limited liability company, is the sole general partner of GS Mezzanine Institutional. GS Mezzanine Offshore GP, a Delaware limited liability company, is the sole general partner of GS Mezzanine Offshore. GS Mezzanine Onshore, a Delaware limited partnership, is the sole shareholder of GSMP Onshore. GS Mezzanine Institutional, a Delaware limited partnership, is the sole shareholder of GSMP Institutional. GS Mezzanine Offshore, a Delaware limited partnership, is the sole shareholder of GSMP Offshore. Each of GSMP Onshore, GSMP Institutional, and GSMP Offshore, an exempted company incorporated in the Cayman Islands with limited liability, was formed for the purpose of investing in fixed income securities, equity and equity-related securities primarily acquired or issued in leveraged acquisitions, reorganizations and other private equity transactions and in other financial instruments.

(4)

GS Group has shared voting and dispositive power over 8,910,234 shares of our common stock issuable upon conversion of our Series D Stock; Goldman, Sachs & Co. has shared voting and dispositive power over 8,693,127 shares of our common stock issuable upon conversion of our Series D Stock; GSCP Advisors has shared voting and dispositive power over 3,235,793 shares of our common stock issuable upon conversion of our Series D Stock; GSCP Offshore Advisors has shared voting and dispositive power over 2,691,419 shares of our common stock issuable upon conversion of our Series D Stock; GS Advisors has shared voting and dispositive power over 1,004,787 shares of our common stock issuable upon conversion of our Series D Stock; GS GmbH has shared voting and dispositive power over 115,000 shares

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of our common stock issuable upon conversion of our Series D Stock; GS Capital has shared voting and dispositive power over 3,235,793 shares of our common stock issuable upon conversion of our Series D Stock; GS Offshore has shared voting and dispositive power over 2,691,419 shares of our common stock issuable upon conversion of our Series D Stock; GS Germany has shared voting and dispositive power over 115,000 shares of our common stock issuable upon conversion of our Series D Stock; GS Parallel has shared voting and dispositive power over 889,787 shares of our common stock issuable upon conversion of our Series D Stock; GS Mezzanine Offshore GP has shared voting power and dispositive power over 999,338 shares of our common stock issuable upon conversion of our Series D Stock; GS Mezzanine Institutional GP has shared voting and dispositive power over 64,839 shares of our common stock issuable upon conversion of our Series D Stock; GS Mezzanine Onshore GP has shared voting and dispositive power over 668,823 shares of our common stock issuable upon conversion of our Series D Stock; GS Mezzanine Offshore has shared voting and dispositive power over 999,338 shares of our common stock issuable upon conversion of our Series D Stock; GS Mezzanine Institutional has shared voting and dispositive power over 64,839 shares of our common stock issuable upon conversion of our Series D Stock; GS Mezzanine Onshore has shared voting and dispositive power over 668,823 shares of our common stock issuable upon conversion of our Series D Stock; GSMP Offshore has shared voting and dispositive power over 999,338 shares of our common stock issuable upon conversion of our Series D Stock; GSMP Institutional has shared voting and dispositive power over 64,839 shares of our common stock issuable upon conversion of our Series D Stock; and GSMP Onshore has shared voting and dispositive power over 668,823 shares of our common stock issuable upon conversion of our Series D Stock.

The Goldman Entities disclaim beneficial ownership of such shares beneficially owned by (i) any client accounts with respect to which the Goldman Entities or their employees have voting or investment discretion, or both, and (ii) certain investment entities of which the Goldman Entities act as the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than the Goldman Entities. Additionally, Goldman, Sachs & Co. or another broker dealer subsidiary of GS Group may, from time to time, hold shares of common stock acquired in ordinary course trading activities.

(5)	The 71,281.9038 shares of our Series D Stock outstanding as of May 31, 2014 are immediately convertible into 8,910,234 shares of common stock by a holder, other than GS Group or its affiliates, that receives such shares by means of a Widely Dispersed Offering. Our Series D Stock is generally non-voting while held by the Goldman Entities or their affiliates and while held by any holder who receives such shares by means other than a Widely Dispersed Offering except for the right of such holders to vote on specific actions described in the Amended and Restated Certificate of Designations, Preferences and Rights of Series D Participating Convertible Preferred Stock.

For information about certain material relationships between us and the selling stockholders, see the documents incorporated by reference herein, including the information set forth under the heading “Transactions with Related Persons” in our definitive proxy statement for our 2014 annual meeting of stockholders.

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PLAN OF DISTRIBUTION

The offered securities are being registered to permit the selling stockholders the ability to offer and sell the offered securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the offering by the selling stockholders of the offered securities. We will bear the fees and expenses incurred by us in connection with our obligation to register the offered securities. If the securities are sold through underwriters or broker-dealers, we will not be responsible for underwriting discounts or commissions or agents’ commissions.

The securities offered hereby may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices that are other than prevailing market prices. These prices will be determined by the selling stockholders or by agreement between the selling stockholders and underwriters or dealers who may receive fees or commissions in connection with such sale. Such sales may be effected by a variety of methods, including the following:

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through the settlement of short sales (including short sales “against the box”), in each case subject to compliance with the Securities Act and other applicable securities laws;

•	through one or more underwriters in a public offering on a firm commitment or best-efforts basis;

•	an exchange distribution in accordance with the rules of the applicable exchange, if any;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	directly to one or more purchasers;

•	in other ways not involving market makers or established trading markets;

•	by pledge to secure debts and other obligations;

•	through agents; or

•	in any combination of the above or by any other legally available means.

The selling stockholders may offer the offered securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our offered securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the offered securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of offered securities, underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the offered securities to or through dealers, and the dealers may receive compensation in

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the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

If the selling stockholders use an underwriter or underwriters to effectuate the sale of the offered securities, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those securities. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of the offered securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

The selling stockholders may also sell shares of the offered securities from time to time through agents. We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.

The selling stockholders may sell shares of the offered securities directly to purchasers. In this case, they may not engage underwriters or agents in the offer and sale of such shares.

The selling stockholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions.

The selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the offered securities, short and deliver the securities to close out such short positions, or loan or pledge the securities that in turn may sell such securities. The selling stockholders also may transfer, donate and pledge offered securities, in which case the transferees, donees, pledgees or other successors in interest will be deemed selling stockholders for purposes of this transaction.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale by the selling stockholders of the offered securities. Any selling stockholder may decide to sell all or a portion of the securities offered by it pursuant to this prospectus or may decide not to sell any securities under this prospectus. In addition, the selling stockholders may transfer sell, transfer or devise the securities by other means not described in this prospectus. Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold pursuant to Rule 144 rather than pursuant to this prospectus.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be selling stockholders. The number of a selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

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A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of the shares of the offered securities to its members, partners or stockholders. In such event we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the offered securities acquired in the distribution. A selling stockholder who is an individual may make gifts of shares of the offered securities covered hereby. Such donees may use the prospectus to resell the shares or, if required by law, we may file a prospectus supplement naming such donees.

The selling stockholders and any underwriters, broker-dealers or agents participating in the distribution of the offered securities may be deemed to be “underwriters,” within the meaning of the Securities Act, and any profit on the sale of securities by the selling shareholder and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling stockholders. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

To the extent required, the securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities arising under the Securities Act. The selling stockholders will indemnify us against certain losses, claims, damages and liabilities, including liabilities arising under the Securities Act. In the event that indemnification is not available, an indemnified party will be entitled to contribution from the indemnifying party in connection with such losses, claims, damages and liabilities.

We and the selling stockholders may enter agreements under which underwriters, dealers and agents who participate in the distribution of the offered securities may be entitled to indemnification by us and/or the selling stockholders against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the offered securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

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Our common stock is listed on the NASDAQ Global Select Market under the symbol “MGI.”

VALIDITY OF SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses in connection with the offering described in this registration statement, other than underwriting discounts and commission, are:

SEC registration fee		$0
Legal fees and expenses		*
Printing expenses		*
Accountants’ fees and expenses		*
Rating agency fees and expenses		*
Blue Sky fees and expenses (including legal fees)		*
Trustee’s fees and expenses		*
Listing Fees		*
FINRA filing fee		*

Total	$	*

*	These fees are calculated based on the number of issuances or amount of securities offered, and accordingly, these fees cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys’ fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

As permitted by Delaware law, we have included in our certificate of incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, subject to certain limitations. In addition, our certificate of incorporation and bylaws provide that we are required to indemnify our officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

We have procured directors’ and officers’ liability insurance for the benefit of our directors and officers.

In addition, we have entered into indemnification agreements that provide, among other things, that we must, subject to specified exceptions:

•	indemnify the director to the full extent authorized or permitted by applicable law;

•	maintain insurance policies for the benefit of the director that are applicable for so long as the director continues to serve as a director and thereafter for so long as a director is subject to any possible or threatened claim or action relating to the director’s service as a director; and

•	indemnify the director against all expenses, fines, fees and amounts paid in settlement incurred by the director in connection with a threatened, pending or complete action relating to the director’s service as a director.

In addition, the indemnification agreements provide for procedures for implementing the indemnities described above, including advancement of expenses.

Item 16.	List of Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of MoneyGram International, Inc. (Incorporated by reference from Exhibit 3.1 to Registrant’s Annual Report on Form 10-K filed on March 15, 2010).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of MoneyGram International, Inc., dated May 18, 2011 (Incorporated by reference from Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed May 23, 2011).

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of MoneyGram International, Inc., dated November 14, 2011 (Incorporated by reference from Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed November 14, 2011).

3.4	Bylaws of MoneyGram International, Inc., as amended and restated September 10, 2009 (Incorporated by reference from Exhibit 3.01 to Registrant’s Current Report on Form 8-K filed on September 16, 2009).

3.5	Amendment to Bylaws of MoneyGram International, Inc., dated as of January 25, 2012 (Incorporated by reference from Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed January 27, 2012).

3.6	Amendment to Bylaws of MoneyGram International, Inc., dated as of December 10, 2013 (Incorporated by reference from Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed December 16, 2013).

3.7	Amended and Restated Certificate of Designations, Preferences and Rights of Series D Participating Convertible Preferred Stock of MoneyGram International, Inc., dated May 18, 2011 (Incorporated by reference from Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed May 23, 2011).

4.1	Form of Specimen Certificate for MoneyGram Common Stock (Incorporated by reference from Exhibit 4.1 to Amendment No. 4 to Registrant’s Form 10 filed on June 14, 2004).

4.2	Form of Senior Indenture between MoneyGram International, Inc. and [ ] (Incorporated by reference from Exhibit 4.6 to Registrant’s Registration Statement on Form S-3 filed on December 14, 2010).

4.3	Form of Subordinated Indenture between MoneyGram International, Inc. and [ ] (Incorporated by reference from Exhibit 4.7 to Registrant’s Registration Statement on Form S-3 filed on December 14, 2010).

4.4*	Form of Senior Debt Securities.

4.5*	Form of Subordinated Debt Securities.

4.6*	Form of Certificate of Designations of Preferred Stock.

4.7*	Form of Preferred Stock Certificate.

4.8*	Form of Deposit Agreement.

Exhibit Number	Description

4.9*	Form of Depositary Receipt.

4.10*	Form of Common Stock Warrant Agreement.

4.11*	Form of Common Stock Warrant Certificate (included as part of Exhibit 4.14).

4.12*	Form of Preferred Stock Warrant Agreement.

4.13*	Form of Preferred Stock Warrant Certificate (included as part of Exhibit 4.16).

4.14*	Form of Debt Warrant Agreement.

4.15*	Form of Debt Warrant Certificate (included as part of Exhibit 4.18).

4.16*	Form of Rights Agreement.

4.17*	Form of Unit Agreement.

4.18	Recapitalization Agreement, dated as of March 7, 2011, among the Company, certain affiliates and co-investors of Thomas H. Lee Partners, L.P. and certain affiliates of Goldman, Sachs & Co. (Incorporated by reference from Exhibit 2.1 to Registrant’s Current Report on Form 8-K filed on March 9, 2011).

4.19	Amendment No. 1 to Recapitalization Agreement, dated as of May 4, 2011, among the Company, certain affiliates and co-investors of Thomas H. Lee Partners, L.P. and certain affiliates of Goldman, Sachs & Co. (Incorporated by reference from Exhibit 2.1 to Registrant’s Current Report on Form 8-K filed May 6, 2011).

5.1**	Opinion of Vinson & Elkins L.L.P.

12.1	Computation of ratio of earnings to fixed charges and to combined fixed charges and preferred stock dividends (Incorporated by reference from Exhibit 12.1 to Registrant’s Registration Statement on Form S-3 filed on June 26, 2014).

23.1**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP (Incorporated by reference from Exhibit 23.2 to Registrant’s Registration Statement on Form S-3 filed on June 26, 2014).

25.1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture.

25.2***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinate Indenture.

*	To be filed, if necessary, by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Exchange Act.
**	Filed herewith.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17.	Undertakings

(a)	Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2014.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Pamela H. Patsley
Pamela H. Patsley President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on July 16, 2014.

/s/ Pamela H. Patsley Pamela H. Patsley	Chairman and Chief Executive Officer (Principal Executive Officer)

* W. Alexander Holmes	Executive Vice President, Chief Financial Officer and Chief Operating Officer (Principal Financial Officer)

* Angela M. McQuien	Senior Vice President and Controller (Principal Accounting Officer)

* J. Coley Clark	Director

* Victor W. Dahir	Director

* Amb. Antonio O. Garza	Director

* Thomas M. Hagerty	Director

* Seth W. Lawry	Director

* Ganesh B. Rao	Director

* W. Bruce Turner	Director

* Peggy Vaughan	Director

*By:	/s/ Pamela H. Patsley
Pamela H. Patsley Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2014.

MONEYGRAM OF NEW YORK, LLC

By:	/s/ Pamela H. Patsley
Pamela H. Patsley
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on July 16, 2014.

/s/ Pamela H. Patsley Pamela H. Patsley	Chief Executive Officer (Principal Executive Officer)

* W. Alexander Holmes	Chairman, President, Chief Financial Officer and Chief Operating Officer (Principal Financial Officer)

* Angela M. McQuien	Senior Vice President and Controller (Principal Accounting Officer)

* W. Alexander Holmes	Director of MoneyGram Payment Systems, Inc., the sole member of the registrant

* J. Lucas Wimer	Director of MoneyGram Payment Systems, Inc., the sole member of the registrant

* Steven Piano	Director of MoneyGram Payment Systems, Inc., the sole member of the registrant

*By:	/s/ Pamela H. Patsley
Pamela H. Patsley Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2014.

MONEYGRAM PAYMENT SYSTEMS WORLDWIDE, INC.

By:	/s/ Pamela H. Patsley
Pamela H. Patsley
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on July 16, 2014.

/s/ Pamela H. Patsley Pamela H. Patsley	Chief Executive Officer (Principal Executive Officer)

* W. Alexander Holmes	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Angela M. McQuien	Senior Vice President and Controller (Principal Accounting Officer)

* W. Alexander Holmes	Director

* J. Lucas Wimer	Director

* Steven Piano	Director

*By:	/s/ Pamela H. Patsley
Pamela H. Patsley Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 16, 2014.

MONEYGRAM PAYMENT SYSTEMS, INC.

By:	/s/ Pamela H. Patsley
Pamela H. Patsley
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on July 16, 2014.

/s/ Pamela H. Patsley Pamela H. Patsley	Chief Executive Officer (Principal Executive Officer)

* W. Alexander Holmes	Chairman, President, Chief Financial Officer and Chief Operating Officer (Principal Financial Officer)

* Angela M. McQuien	Senior Vice President and Controller (Principal Accounting Officer)

* W. Alexander Holmes	Director

* J. Lucas Wimer	Director

* Steven Piano	Director

*By:	/s/ Pamela H. Patsley
Pamela H. Patsley Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of MoneyGram International, Inc. (Incorporated by reference from Exhibit 3.1 to Registrant’s Annual Report on Form 10-K filed on March 15, 2010).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of MoneyGram International, Inc., dated May 18, 2011 (Incorporated by reference from Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed May 23, 2011).

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of MoneyGram International, Inc., dated November 14, 2011 (Incorporated by reference from Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed November 14, 2011).

3.4	Bylaws of MoneyGram International, Inc., as amended and restated September 10, 2009 (Incorporated by reference from Exhibit 3.01 to Registrant’s Current Report on Form 8-K filed on September 16, 2009).

3.5	Amendment to Bylaws of MoneyGram International, Inc., dated as of January 25, 2012 (Incorporated by reference from Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed January 27, 2012).

3.6	Amendment to Bylaws of MoneyGram International, Inc., dated as of December 10, 2013 (Incorporated by reference from Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed December 16, 2013).

3.7	Amended and Restated Certificate of Designations, Preferences and Rights of Series D Participating Convertible Preferred Stock of MoneyGram International, Inc., dated May 18, 2011 (Incorporated by reference from Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed May 23, 2011).

4.1	Form of Specimen Certificate for MoneyGram Common Stock (Incorporated by reference from Exhibit 4.1 to Amendment No. 4 to Registrant’s Form 10 filed on June 14, 2004).

4.2	Form of Senior Indenture between MoneyGram International, Inc. and [ ] (Incorporated by reference from Exhibit 4.6 to Registrant’s Registration Statement on Form S-3 filed on December 14, 2010).

4.3	Form of Subordinated Indenture between MoneyGram International, Inc. and [ ] (Incorporated by reference from Exhibit 4.7 to Registrant’s Registration Statement on Form S-3 filed on December 14, 2010).

4.4*	Form of Senior Debt Securities.

4.5*	Form of Subordinated Debt Securities.

4.6*	Form of Certificate of Designations of Preferred Stock.

4.7*	Form of Preferred Stock Certificate.

4.8*	Form of Deposit Agreement.

4.9*	Form of Depositary Receipt.

4.10*	Form of Common Stock Warrant Agreement.

4.11*	Form of Common Stock Warrant Certificate (included as part of Exhibit 4.14).

4.12*	Form of Preferred Stock Warrant Agreement.

Exhibit Number	Description

4.13*	Form of Preferred Stock Warrant Certificate (included as part of Exhibit 4.16).

4.14*	Form of Debt Warrant Agreement.

4.15*	Form of Debt Warrant Certificate (included as part of Exhibit 4.18).

4.16*	Form of Rights Agreement.

4.17*	Form of Unit Agreement.

4.18	Recapitalization Agreement, dated as of March 7, 2011, among the Company, certain affiliates and co-investors of Thomas H. Lee Partners, L.P. and certain affiliates of Goldman, Sachs & Co. (Incorporated by reference from Exhibit 2.1 to Registrant’s Current Report on Form 8-K filed on March 9, 2011).

4.19	Amendment No. 1 to Recapitalization Agreement, dated as of May 4, 2011, among the Company, certain affiliates and co-investors of Thomas H. Lee Partners, L.P. and certain affiliates of Goldman, Sachs & Co. (Incorporated by reference from Exhibit 2.1 to Registrant’s Current Report on Form 8-K filed May 6, 2011).

5.1**	Opinion of Vinson & Elkins L.L.P.

12.1	Computation of ratio of earnings to fixed charges and to combined fixed charges and preferred stock dividends (Incorporated by reference from Exhibit 12.1 to Registrant’s Registration Statement on Form S-3 filed on June 26, 2014).

23.1**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP (Incorporated by reference from Exhibit 23.2 to Registrant’s Registration Statement on Form S-3 filed on June 26, 2014).

25.1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture.

25.2***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinate Indenture.

*	To be filed, if necessary, by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Exchange Act.
**	Filed herewith.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.